Exhibit 99.1

AITX's RAD Announces Thousands of Autonomous Security Calls in Live Environments Through Agentic AI SARA

RAD Deployed Devices Performed Over 2000 Artificial Intelligence Triggers in the Past Month Including Immediate Scene Observations and Automated Response Communications

Detroit, Michigan, February 3, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today reported that RAD deployed security devices powered by the Company's SARA™ (Speaking Autonomous Responsive Agent) agentic AI platform, autonomously initiated more than 2,000 outbound security related calls over the past 30 days. These calls were triggered directly by RAD devices, including RIO™ and ROSA™, and delivered immediate, scene specific communications to end users and first responders following detected security events, without human initiation or delay.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC
ASSISTANCE
DEVICES
Over 2000 Calls
Made in Last 30 Days
SARA™
SECURITY

Artist's depiction of RAD's SARA autonomously observing security events and placing outbound calls to end users and first responders from a live operations environment.

Each autonomous call executed by SARA is supported by immediate scene observation, context aware analysis, and predefined response logic tailored to the specific environment and event type. RAD devices observe conditions in real time, interpret activity based on configured workflows, and initiate outbound communications that clearly describe what is occurring and what actions are being taken. This process is executed consistently and simultaneously across deployments, delivering the same quality of response regardless of time of day, staffing levels, or incident volume.

These autonomous detection and communication capabilities are delivered as part of RAD's device-based service model, with pricing that typically ranges between $99 and $149 per device per month, depending on configuration and deployment requirements. This pricing includes customized scene observation and automated outbound communications to end users and first responders, positioning RAD devices as a highly competitive option for organizations seeking immediate response performance without the cost and complexity of traditional human dependent workflows.

SARA's autonomous performance is underpinned by an architecture designed for production scale, leveraging advanced edge processing and cloud coordination technologies aligned with industry leaders including NVIDIA and Amazon Web Services (AWS). RAD devices incorporate NVIDIA-enabled edge compute to support real-time scene analysis and decision execution directly on the device, while AWS infrastructure supports system coordination, optimization, and oversight across deployments. This hybrid edge and cloud approach allows SARA to deliver immediate, context-aware response and consistent communication performance across live environments without reliance on centralized human monitoring.

"This represents a new phase in how security operations perform in the real world," said Troy McCanna, Chief Security Officer at RAD. "For the first time, deployed security devices are not just detecting activity, they are autonomously observing scenes and communicating clearly with end users and first responders without waiting on human initiation. This level of autonomy and performance changes expectations. It delivers speed, consistency, and reliability that traditional models simply cannot match."

RAD invites security professionals, channel partners, monitoring organizations, and media to see SARA in action at ISC West 2026. Attendees can experience live demonstrations and speak directly with RAD leadership and product experts about how SARA is operating today across real world environments. SARA enters ISC West following a breakout showing at last year's SIA New Product Showcase Awards, where it earned both Judges' Choice recognition and category honors, reinforcing its role as the intelligence engine behind RAD's autonomous security operations.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/